UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (date of earliest event reported): December 1, 2006

SEAGATE TECHNOLOGY

(Exact Name of Registrant as Specified in its Charter)

Cayman Islands	001-31560	98-0355609
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

P.O. Box 309GT, Ugland House, South Church Street, George Town, Grand Cayman, Cayman Islands	NA
(Address of Principal Executive Office)	(Zip Code)

Registrant’s telephone number, including area code: (345) 949-8066

NA

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously disclosed in the Registration Statement on Form S-4, originally filed with the U.S. Securities and Exchange Commission on March 14, 2006 and amended on April 13, 2006 (Registration No. 333-132420) (the “Form S-4”), upon the consummation of a merger between Seagate Technology, Inc. (“Seagate”) and Maxtor Corporation (“Maxtor”), Dr. C.S. Park, the former Chairman and Chief Executive Officer of Maxtor and current member of the Board of Directors of Seagate, became eligible to receive certain cash severance benefits payable under Maxtor’s Executive Retention and Severance Plan (the “Executive Severance Plan”). As disclosed in the Form S-4, under the Executive Severance Plan, in the event that Dr. Park’s employment was involuntarily terminated other than for cause or that Dr. Park resigned following specified adverse changes in employment circumstances, in each case, within a specified period of time following the merger, Dr. Park would become entitled to specified cash severance payments and continuation of specified health, life insurance and long-term disability benefits. The Form S-4 also disclosed that if any amount paid to Dr. Park under the Executive Severance Plan or any other arrangement were characterized as an “excess parachute payment” under federal tax law, he would be entitled to an additional “gross-up” payment for any additional taxes due as a result of such characterization.

On the date the merger was consummated, May 19, 2006, Dr. Park commenced service as a member of the Board of Directors of Seagate, and his employment as Maxtor’s Chairman and Chief Executive Officer was terminated under circumstances entitling him to receive the severance payments and benefits described above under the terms of the Executive Severance Plan. The Form S-4 estimated Dr. Park’s total severance and bonus payment to be $4,550,000 (a sum including basic severance, supplemental severance, and a pro-rated bonus), based on the assumptions set forth in the Form S-4. As disclosed in the Form S-4, this estimate did not include an estimate of the amount of the “gross-up” payment that Dr. Park could become entitled to under the Executive Severance Plan. Seagate now has determined (based on the actual date on which Dr. Park’s employment terminated) that Dr. Park is entitled to a severance payment (including basic severance, supplemental severance, and a pro-rated bonus) in the amount of $4,466,575.34, which amount was paid in accordance with the terms of the Executive Severance Plan to Dr. Park on December 1, 2006.

In lieu of providing the health, life insurance and long-term disability benefits continuation that Dr. Park would otherwise have been entitled to under the Executive Severance Plan (as previously disclosed in the Form S-4 and described above), Seagate will make an additional lump-sum payment to Dr. Park in an amount equal to $78,405.00, Seagate’s estimated value of those benefits, which amount will be paid to Dr. Park on or about December 7, 2006.

In addition, Seagate has determined that Dr. Park is entitled to a “gross-up” payment under the Executive Severance Plan and that the amount of such “gross-up” payment is approximately equal to $1,620,000. The “gross-up” payment will be paid on Dr. Park’s behalf to the relevant tax authorities on or prior to December 31, 2006. Together, the severance payment, the payment in lieu of benefits continuation and the “gross-up” payment yield a total severance payout to Dr. Park of approximately $6,165,000.

2

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereto duly authorized.

SEAGATE TECHNOLOGY, INC.

By:	/s/ WILLIAM L. HUDSON
Name:	William L. Hudson
Title:	Executive Vice-President, General Counsel and Secretary

Date: December 6, 2006

3